       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PHARMACIA & UPJOHN, INC.
               (Exact Name of Company as Specified in its Charter)

                DELAWARE                               98-0155411
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

           100 ROUTE 206 NORTH                            07977
           PEAPACK, NEW JERSEY                          (Zip Code)
(Address of principal executive offices)

                 PHARMACIA & UPJOHN, INC. EMPLOYEE SAVINGS PLAN
                            (Full title of the plans)

                              DON W. SCHMITZ, ESQ.
                          VICE PRESIDENT AND SECRETARY
                            PHARMACIA & UPJOHN, INC.
                               100 ROUTE 206 NORTH
                            PEAPACK, NEW JERSEY 07977
                     (Name and address of agent for service)
                                 (908) 901-8000
          (Telephone number, including area code, of agent for service)


--------------------------------------------------------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES


     The Registration Statement on Form S-8 (Registration No. 333-74783) (the "Registration Statement") of Pharmacia & Upjohn, Inc. ("P&U") pertaining to 10,000,000 shares of common stock of P&U to which this Post-Effective Amendment No. 1 relates, became effective on March 22, 1999.

     In accordance with an undertaking made by P&U in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, P&U hereby removes from registration the securities of P&U registered but unsold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peapack, State of New Jersey, on May 5, 2000.

                                    PHARMACIA & UPJOHN, INC.


                                    By:    /s/ Fred Hassan
                                           ---------------------------------
                                    Name:  Fred Hassan
                                    Title: President and Chief Executive
                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         .

NAME                                      TITLE                                  DATE


/s/ Fred Hassan                           Director, President and Chief          May 5, 2000
-----------------------------------
Fred Hassan                               Executive Officer

/s/ Christopher J. Coughlin               Director and Executive Vice            May 5, 2000
-------------------------------------
Christopher J. Coughlin                   President
                                          (Principal Accounting and
                                          Financial Officer)

/s/ Richard T. Collier                    Director, Senior Vice President        May 5, 2000
-------------------------------------
Richard Collier                           and Assistant Secretary
